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                                                                       EXHIBIT 2

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                          AGREEMENT AND PLAN OF MERGER
                                  DATED AS OF
                               FEBRUARY 14, 1996
                                  BY AND AMONG
                               CHO HOLDINGS INC.,
                              CHO ACQUISITION INC.
                                      AND
                              ANDROS INCORPORATED

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
                               TABLE OF CONTENTS

                                                                                                                   PAGE
                                                                                                                   -----
ARTICLE I                       THE TENDER OFFER..............................................................           1
                  SECTION 1.1   The Offer.....................................................................           1
                  SECTION 1.2   Company Action................................................................           3
                  SECTION 1.3   Directors.....................................................................           4

ARTICLE II                      THE MERGER....................................................................           5
                  SECTION 2.1   Merger........................................................................           5
                  SECTION 2.2   Conversion of Shares..........................................................           6
                  SECTION 2.3   Exchange of Certificates......................................................           7
                  SECTION 2.4   Dissenting Shares.............................................................           8
                  SECTION 2.5   Certificate of Incorporation and Bylaws of the Surviving Corporation..........           9
                  SECTION 2.6   Directors and Officers of the Surviving Corporation...........................           9

ARTICLE III                     REPRESENTATIONS AND WARRANTIES OF PARENT AND THE PURCHASER....................           9
                  SECTION 3.1   Corporate Organization........................................................           9
                  SECTION 3.2   Authority.....................................................................          10
                  SECTION 3.3   Consents and Approvals; No Violation..........................................          10
                  SECTION 3.4   Financing.....................................................................          11
                  SECTION 3.5   Surviving Corporation After the Merger........................................          11

ARTICLE IV                      REPRESENTATIONS AND WARRANTIES OF THE COMPANY.................................          11
                  SECTION 4.1   Corporate Organization........................................................          11
                  SECTION 4.2   Capitalization................................................................          12
                  SECTION 4.3   Subsidiaries..................................................................          12
                  SECTION 4.4   Authority.....................................................................          13
                  SECTION 4.5   Consents and Approvals; No Violation..........................................          13
                  SECTION 4.6   Proxy or Information Statement................................................          14
                  SECTION 4.7   Conduct of Business...........................................................          14
                  SECTION 4.8   SEC Documents.................................................................          15
                  SECTION 4.9   Litigation....................................................................          16
                  SECTION 4.10  Labor Relations; Employees....................................................          16
                  SECTION 4.11  Certain Agreements and Employee Benefit Plans.................................          17
                  SECTION 4.12  Taxes.........................................................................          18
                  SECTION 4.13  Absence of Certain Changes or Events..........................................          20
                  SECTION 4.14  Properties....................................................................          21
                  SECTION 4.15  Intellectual Property.........................................................          21
                  SECTION 4.16  Material Contracts............................................................          21
                  SECTION 4.17  Fees..........................................................................          22
                  SECTION 4.18  Business Combination Statute Inapplicable.....................................          22

ARTICLE V                       COVENANTS OF THE COMPANY AND PARENT...........................................          22
                  SECTION 5.1   Conduct of Business of the Company............................................          22
                  SECTION 5.2   Stockholder Meeting; Proxy Material; Information Statement....................          24
                  SECTION 5.3   No Solicitation of Competing Transactions.....................................          25

ARTICLE VI                      ADDITIONAL AGREEMENTS.........................................................          26
                  SECTION 6.1   Access to Information.........................................................          26
                  SECTION 6.2   Legal Conditions to Offer and Merger..........................................          27

                                       i
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
                                                                                                                   PAGE
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                  SECTION 6.3   Confidentiality Agreement.....................................................          27
                  SECTION 6.4   Public Announcements..........................................................          28
                  SECTION 6.5   Directors' and Officers' Insurance and Indemnification........................          28
                  SECTION 6.6   Employee Arrangements.........................................................          29
                  SECTION 6.7   Company Stock Option Plans....................................................          29
                  SECTION 6.8   Company Employee Stock Purchase Plan..........................................          30
                  SECTION 6.9   Notice of Certain Events......................................................          30
                  SECTION 6.10  Obligations of Purchaser......................................................          31
                  SECTION 6.11  Voting of Shares..............................................................          31

ARTICLE VII                     CONDITIONS PRECEDENT..........................................................          31
                  SECTION 7.1   Conditions of Each Party's Obligation to Effect the Merger....................          31
                  SECTION 7.2   Conditions to the Obligations of the Company to Effect the Merger.............          31

ARTICLE VIII                    TERMINATION...................................................................          32
                  SECTION 8.1   Termination...................................................................          32
                  SECTION 8.2   Effect of Termination.........................................................          33
                  SECTION 8.3   Certain Payments..............................................................          33

ARTICLE IX                      GENERAL PROVISIONS............................................................          34
                  SECTION 9.1   Amendment.....................................................................          34
                  SECTION 9.2   Extension; Waiver.............................................................          34
                  SECTION 9.3   Nonsurvival of Representations, Warranties and Agreements.....................          34
                  SECTION 9.4   Entire Agreement..............................................................          34
                 SECTION 9.5...........  Severability..................................................................          34
                  SECTION 9.6   Notices.......................................................................          35
                  SECTION 9.7   Headings......................................................................          36
                  SECTION 9.8   Expenses......................................................................          36
                  SECTION 9.9   Benefits; Assignment..........................................................          36
                  SECTION 9.10  Specific Performance..........................................................          36
                  SECTION 9.11  Governing Law.................................................................          37
                  SECTION 9.12  Counterparts..................................................................          37

ANNEX I                         CONDITIONS TO THE OFFER

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
                             INDEX OF DEFINED TERMS

DEFINED TERM                                                                        REFERENCE
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
Agreement........................................................................      Preamble
CERCLA...........................................................................  Section.47(c)
Certificates.....................................................................  Section.23(a)
Code.............................................................................  Section.411(a)
Common Stock.....................................................................  Recitals
Company..........................................................................      Preamble
Competing Transaction............................................................  Section 5.3
Confidentiality Agreement........................................................  Section 6.3
Constituent Corporations.........................................................  Section 2.1 (a)
Cut-off Date.....................................................................  Section 1.3 (a)
Current Offering.................................................................  Section 6.8
DGCL.............................................................................      Recitals
Dissenting Shares................................................................  Section 2.4 (a)
Dissenting Stockholder...........................................................  Section 2.4 (a)
Effective Time...................................................................  Section 2.1 (b)
Environmental Laws...............................................................  Section 4.7 (c)
ERISA............................................................................  Section 4.11(b)
Exchange Act.....................................................................  Section 1.1 (a)
Exchange Agent...................................................................  Section 2.3 (a)
Financing Commitments............................................................  Section 3.4
Fully Diluted Shares.............................................................  Section 4.2
Governmental Entity..............................................................  Section 3.3
Hazardous Materials..............................................................  Section 4.7 (c)
HSR Act..........................................................................  Section 3.3
Information Statement............................................................  Section 4.6
ISO..............................................................................  Section 4.11(c)
IRS..............................................................................  Section 4.11(b)
Lien.............................................................................  Section 4.14
Material Adverse Effect..........................................................  Section 4.1
Material Contracts...............................................................  Section 4.16
Material Plans...................................................................  Section 4.11(b)
Merger...........................................................................      Recitals
Merger Price.....................................................................  Section 2.2 (a)
Minimum Shares...................................................................  Section 1.1 (a)
Minimum Share Condition..........................................................  Section 1.1 (a)
Offer............................................................................      Recitals
Offer Documents..................................................................  Section 1.1 (b)
Parent...........................................................................      Preamble
Permits..........................................................................  Section 4.7 (b)
Proxy Statement..................................................................  Section 4.6
Purchaser........................................................................      Preamble
Schedule 14D-9...................................................................  Section 1.2 (b)
SEC..............................................................................  Section 1.1 (b)
SEC Documents....................................................................  Section 4.8
Securities Act...................................................................  Section 4.8
Shares...........................................................................      Recitals
Special Committee................................................................  Section 1.2 (a)
Stock Options....................................................................  Section 4.2
Stock Option Plans...............................................................  Section 6.7 (a)
Stock Purchase Plan..............................................................  Section 4.2

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
DEFINED TERM                                                                        REFERENCE
---------------------------------------------------------------------------------  ------------
Stockholders' Meeting............................................................  Section.52(a)
Subsidiary.......................................................................  Section.13(a)
Superior Proposal................................................................  Section.53
Surviving Corporation............................................................  Section.21(a)
Taxes............................................................................  Section.412(a)
Tendered Shares..................................................................  Section.11(a)

                          AGREEMENT AND PLAN OF MERGER

    THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of February 14, 1996, is entered into by and among CHO HOLDINGS INC., a Delaware corporation ("Parent"), CHO ACQUISITION INC., a Delaware corporation and a wholly owned subsidiary of Parent (the "Purchaser"), and ANDROS INCORPORATED, a Delaware corporation (the "Company").

                                R E C I T A L S

    WHEREAS, the respective Boards of Directors of the Company, Parent and the Purchaser have approved the acquisition of the Company by the Purchaser and, in furtherance of such acquisition, Parent proposes to cause the Purchaser to make a cash tender offer (the "Offer") for all of the outstanding shares of common stock, par value $.01 per share ("Common Stock"), of the Company ("Shares") on the terms specified herein and the Board of Directors of the Company has approved the Offer and recommended that it be accepted by the stockholders of the Company; and

    WHEREAS, the Boards of Directors of the Company and the Purchaser deem it advisable and in the best interests of the stockholders of such corporations to effect the merger (the "Merger") of the Purchaser with and into the Company following the consummation of the Offer, all pursuant to this Agreement and in accordance with the General Corporation Law of the State of Delaware (the "DGCL");

    NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements herein contained, Parent, the Purchaser and the Company hereby agree as follows:

                                   ARTICLE I
                                THE TENDER OFFER

    SECTION 1.1  THE OFFER.

    (a) Subject to the provisions of this Agreement and provided that nothing shall have occurred that would result in a failure to satisfy any of the conditions set forth in ANNEX I hereto, Parent shall cause the Purchaser to, as promptly as reasonably practicable after the date hereof, but in no event later than five (5) business days following the initial public announcement of the Purchaser's intention to commence the Offer, commence (within the meaning of Rule 14d-2(a) under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), the Offer for all of the outstanding Shares at a price of $18.00 per Share, net to the seller in cash, subject only (i) to a minimum of 2,649,538 Shares (or such other number of Shares, when added to the number of Shares already owned by Parent, the Purchaser or any direct or indirect wholly owned Subsidiary (as defined in Section 1.3(a)) of Parent, as shall constitute a majority of the Company's Fully Diluted Shares (as defined in Section 4.2) (the "Minimum Shares") being validly tendered prior to the expiration or termination of the Offer and not withdrawn (the "Minimum Share Condition") and (ii) to the other conditions to the Offer set forth in ANNEX I. The Purchaser may at any time transfer or assign to one or more corporations directly or indirectly wholly owned by Parent the right to purchase all or any portion of the Shares tendered pursuant to the Offer (the "Tendered Shares"), but no such assignment shall relieve the Purchaser of its obligations hereunder. The Purchaser expressly reserves the right to waive any of the conditions to the Offer set forth in ANNEX I and to modify the terms and conditions of the Offer; PROVIDED, HOWEVER, that, without the prior written approval of the Company, the Purchaser shall not amend or modify the terms of the Offer to (i) reduce the cash price to be paid pursuant to the Offer, (ii) reduce the number of Shares as to which the Offer is made, (iii) change the form of consideration to be paid in the Offer,
(iv) modify or waive the Minimum Share Condition, or (v) impose conditions to its obligation to accept for payment or pay for the Tendered Shares other than those set forth in ANNEX I. The Offer may not be extended without the Company's prior written consent; PROVIDED, HOWEVER, that the Purchaser may extend (and re-extend) the Offer for up to a total of 20 business days if, as of the initial expiration date, which shall be 20 business days following commencement of the Offer, there shall not have been validly tendered and not withdrawn that number of Shares necessary to permit the Merger to be effected without a meeting of the Company's stockholders in accordance with the DGCL.

    (b) As soon as reasonably practicable on the date of commencement of the Offer, the Purchaser shall file with the Securities and Exchange Commission ("SEC") a Tender Offer Statement on Schedule 14D-1 with respect to the Offer, which shall contain or shall incorporate by reference an offer to purchase and a related letter of transmittal and summary advertisement (such Schedule 14D-1 and the documents included therein or incorporated therein by reference pursuant to which the Offer will be made, together with any supplements or amendments thereto, the "Offer Documents"). Parent and the Purchaser agree that the Offer Documents shall comply as to form in all material respects with the Exchange Act, and the rules and regulations promulgated thereunder, and, on the date filed with the SEC and on the date first published, sent or given to the Company's stockholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by Parent or the Purchaser with respect to information supplied by the Company or any of its representatives which is included in the Offer Documents. Each of Parent, the Purchaser and the Company agrees to correct promptly any information provided by it for use in the Offer Documents if and to the extent that such information shall have become false or misleading, and each of Parent and the Purchaser further agrees to take all steps necessary to amend or supplement the Offer Documents and to cause the Offer Documents as so amended or supplemented to be filed with the SEC and to be disseminated to the Company's stockholders, in each case as and to the extent required by applicable federal securities laws. The Company and its counsel shall be given a reasonable opportunity to review the Offer Documents and all amendments and supplements thereto prior to their filing with the SEC or dissemination to stockholders of the Company. Parent and the Purchaser agree to provide the Company and its counsel any comments Parent, the Purchaser or their counsel may receive from the SEC or its staff with respect to the Offer Documents promptly after the receipt of such comments.

    (c) Subject to the terms and conditions of the Offer, the Purchaser shall pay for Shares which have been validly tendered and not withdrawn pursuant to the Offer as promptly as practicable following expiration of the Offer.

    SECTION 1.2  COMPANY ACTION.

    (a) The Company hereby approves of and consents to the Offer and represents that at a meeting duly called and held the Board of Directors of the Company has, after receiving the recommendation in favor thereof of the special committee of the Board of Directors of the Company (the "Special Committee") formed to consider this Agreement and the transactions contemplated hereby, (i) approved and adopted this Agreement and the transactions contemplated hereby and determined that the Offer and the Merger are in the best interests of the Company and its stockholders and on terms that are fair to such stockholders, and (ii) recommended that the Company's stockholders accept the Offer and tender all of their Shares in connection therewith and, if required under the DGCL, approve this Agreement and the transactions contemplated hereby. The Company represents that its Board of Directors has received the written opinion of Donaldson, Lufkin & Jenrette Securities Corporation that the consideration to be received by the Company's stockholders pursuant to each of the Offer and the Merger is fair to the Company's stockholders from a financial point of view, and that a complete and correct signed copy of such opinion will be delivered promptly following the date hereof by the Company to Parent. The Company represents that the Special Committee has duly adopted resolutions providing for the dissolution of the Special Committee on the Cut-Off Date (as defined below).

    (b) As soon as reasonably practicable on the date of commencement of the Offer, the Company shall file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the Offer (such Schedule 14D-9, as amended and supplemented from time to time, the "Schedule 14D-9") and shall mail the Schedule 14D-9 to the stockholders of the Company. Subject to the fiduciary duties of the Board of Directors as advised by counsel, the Offer Documents and the Schedule 14D-9 shall contain the recommendation of the Company's Board of Directors described in Section 1.2(a). The Company agrees that the Schedule 14D-9 shall comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder and, on the date filed with the SEC and on the date first published, sent or given to the Company's stockholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by the Company with respect to information supplied by Parent or the Purchaser or any of their respective representatives which is included in the Schedule 14D-9. Each of the Company, Parent and the Purchaser agrees to correct promptly any information provided by it for use in the Schedule 14D-9 if and to the extent that such information shall have become false or misleading, and the Company further agrees to take all steps necessary to amend or supplement the Schedule 14D-9 and to cause the
Schedule 14D-9 as so amended or supplemented to be filed with the SEC and disseminated to the Company's stockholders, in each case as and to the extent required by applicable federal securities laws. Parent and its counsel shall be given a reasonable opportunity to review the Schedule 14D-9 and all amendments and supplements thereto prior to their filing with the SEC or dissemination to stockholders of the Company. The Company agrees to provide Parent and its counsel with any comments the Company or its counsel may receive from the SEC or its staff with respect to the Schedule 14D-9 promptly after the receipt of such comments.

    (c) In connection with the Offer, the Company shall cause its transfer agent to furnish the Purchaser promptly with mailing labels containing the names and addresses of the record holders of Common Stock as of a recent date and of those persons becoming record holders subsequent to such date, together with copies of all lists of stockholders, security position listings and computer files and all other information in the Company's possession or control regarding the beneficial owners of Common Stock, and shall furnish to the Purchaser such information and assistance (including updated lists of stockholders, security position listings and computer files) as the Purchaser may reasonably request in communicating the Offer to the Company's stockholders. Subject to the requirements of applicable law, and except for such steps as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Offer or the Merger, Parent and the Purchaser and their agents shall hold in confidence the information contained in any such labels, listings and files, will use such information only in connection with the Offer and the other transactions contemplated hereby and, if this Agreement shall be terminated, will deliver, and will use their reasonable best efforts to cause their agents to deliver, to the Company all copies of such information then in their possession or control.

    SECTION 1.3  DIRECTORS.

    (a) Promptly upon the purchase by the Purchaser of Shares in the Offer, and from time to time thereafter, the Purchaser shall be entitled to designate the number of directors, rounded up to the next whole number, on the Company's Board of Directors that equals the product of (i) the total number of directors on the Company's Board of Directors (giving effect to the election of any additional directors pursuant to this Section 1.3) and (ii) the percentage that the number of Shares owned by the Purchaser, Parent and any direct or indirect wholly owned Subsidiary of Parent (including Shares purchased in the Offer) bears to the total number of Shares outstanding, and to effect the foregoing the Company shall upon request by the Purchaser, at the Company's election, either increase the number of directors comprising the Company's Board of Directors or seek and accept resignations of incumbent directors. The first date on which designees of the Purchaser shall constitute a majority of the Company's Board of Directors is referred to in this Agreement as the "Cut-Off Date." At such times, the Company will use its reasonable best efforts to cause individuals designated by the Purchaser to constitute the same percentage as such individuals represent on the Company's

Board of Directors of (x) each committee of the Board, (y) each board of directors of each Subsidiary of the Company and (z) each committee of each such board. As used in this Agreement, a "Subsidiary" of any other corporation means a corporation an amount of whose voting securities sufficient to elect at least a majority of its Board of Directors is owned directly or indirectly by such other corporation.

    (b) The Company shall promptly take all actions required pursuant to Section 14(f) and Rule 14f-1 in order to fulfill its obligations under this Section and shall include in the Schedule 14D-9 such information with respect to the Company and its officers and directors as is required under Section 14(f) and Rule 14f-1 to fulfill its obligations under this Section 1.3. The Purchaser will supply to the Company and be solely responsible for any information with respect to itself and its nominees, officers, directors and affiliates required by Section 14(f) and Rule 14f-1.

    (c) Following the Cut-Off Date and prior to the Effective Time, any amendment of this Agreement or the Certificate of Incorporation or Bylaws of the Company or any of its Subsidiaries, any termination or amendment of this Agreement by the Company, any extension by the Company of the time for the performance of any of the obligations or other acts of Parent or the Purchaser or any exercise or waiver of any of the Company's rights hereunder, will require the concurrence of a majority of the directors of the Company then in office who are neither designated by the Purchaser, employees of the Company or any of its Subsidiaries nor otherwise affiliated with the Purchaser.

                                   ARTICLE II
                                   THE MERGER

    SECTION 2.1  MERGER.

    (a) At the Effective Time (as defined in subsection (b) below) and subject to the terms and conditions hereof and the provisions of the DGCL, the Purchaser will be merged with and into the Company in accordance with the DGCL, the separate existence of the Purchaser shall thereupon cease and the Company shall continue as the surviving corporation (the "Surviving Corporation"). The Purchaser and the Company are sometimes hereinafter referred to collectively as the "Constituent Corporations."

    (b) Subject to the terms and conditions hereof, the Merger shall be consummated as promptly as practicable after the expiration of the Offer and the Stockholders' Meeting (as defined in Section 5.2), if any, by duly filing an appropriate certificate of merger or certificate of ownership, as the case may be, in such form as is required by, and executed in accordance with, the relevant provisions of the DGCL. The Merger shall be effective at such time as the certificate of merger or certificate of ownership is duly filed with the Secretary of State of the State of Delaware in accordance with the DGCL or at such later time as is specified in the certificate of merger or certificate of ownership (the "Effective Time"). Prior to such filing, a closing shall take place at the offices of Shearman & Sterling, 555 California Street, San Francisco, California, or at such other place as the parties shall agree, for the purpose of confirming the satisfaction or waiver of the conditions contained in Article VII hereof.

    (c) The separate corporate existence of the Company, as the Surviving Corporation, with all its purposes, objects, rights, privileges, powers, certificates and franchises, shall continue unimpaired by the Merger. The Surviving Corporation shall succeed to all the properties and assets of the Constituent Corporations and to all debts, choses in action and other interests due or belonging to the Constituent Corporations and shall be subject to, and responsible for, all the debts, liabilities and duties of the Constituent Corporations with the effect set forth in Section 259 of the DGCL.

    SECTION 2.2  CONVERSION OF SHARES.

    At the Effective Time and by virtue of the Merger and without any action on the part of the holders of the capital stock of the Constituent Corporations:

        (a) Each Share issued and outstanding immediately prior to the Effective Time (other than (i) Shares to be cancelled pursuant to subsection (b) below and (ii) Dissenting Shares (as defined in Section 2.4)) shall be converted into the right to receive in cash an amount per Share equal to the highest price paid per Share pursuant to the Offer (the "Merger Price");

        (b) Each Share held in the treasury of the Company and each Share owned by Parent, the Purchaser or the Company, or by any direct or indirect wholly owned Subsidiary of any of them, shall be cancelled and retired without payment of any consideration therefor; and

        (c) Each share of Common Stock, par value $.01 per share, of the Purchaser issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of Common Stock, par value $.01 per share, of the Surviving Corporation.

    SECTION 2.3  EXCHANGE OF CERTIFICATES.

    (a) From and after the Effective Time, a bank or trust company to be designated by Parent with the concurrence of the Company shall act as exchange agent (the "Exchange Agent") in effecting the exchange of the Merger Price for certificates which prior to the Effective Time represented Shares and which as of the Effective Time represent the right to receive the Merger Price (the "Certificates"). Promptly after the Effective Time, the Exchange Agent shall mail to each record holder of Certificates a form of letter of transmittal and instructions for use in surrendering such Certificates and receiving the Merger Price therefor in a form approved by Parent and the Company. At or prior to the Effective Time, the Purchaser shall deposit in trust with the Exchange Agent immediately available funds in an amount sufficient to pay the Merger Price for all such Shares to the Company's stockholders as contemplated by this Section
2.3. Such funds shall be invested by the Exchange Agent as directed by Parent or the Surviving Corporation, PROVIDED that such investments shall be in obligations of or guaranteed by the United States of America or of any agency thereof and backed by the full faith and credit of the United States of America, in commercial paper obligations rated A-1 or P-1 or better by Moody's Investors Services, Inc. or Standard & Poor's Corporation, respectively, or in deposit accounts, certificates of deposit or banker's acceptances of, repurchase or reverse repurchase agreements with, or Eurodollar time deposits purchased from, commercial banks with capital, surplus and undivided profits aggregating in excess of $250 million (based on the most recent financial statements of such bank which are then publicly available at the SEC or otherwise). Upon the surrender of each Certificate and the issuance and delivery by the Exchange Agent of the Merger Price for the Shares represented thereby in exchange therefor, the Certificate shall forthwith be cancelled. Until so surrendered and exchanged, each Certificate shall represent solely the right to receive the Merger Price for the Shares represented thereby, without any interest thereon. Upon the surrender and exchange of such an outstanding Certificate, the holder thereof shall receive the Merger Price multiplied by the number of Shares represented by such Certificate, without any interest thereon. If any cash is to be paid to a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition to such payment or exchange that the person requesting such payment or exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of the payment of such cash to a name other than that of the registered holder of the Certificate surrendered, or such person shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to a holder of Certificates for any part of the Merger Price payments made to a public official pursuant to applicable abandoned property, escheat or similar laws.

    (b) Promptly following the sixth month after the Effective Time, the Exchange Agent shall return to the Surviving Corporation all cash relating to the transactions described in this Agreement, and the Exchange Agent's duties shall terminate. Thereafter, each holder of a Certificate may surrender such Certificate to the Surviving Corporation and (subject to applicable abandoned property, escheat and similar laws) receive in exchange therefor the Merger Price for such Shares, without any interest thereon, but shall have no greater rights against the Surviving Corporation than may be accorded to general creditors of the Surviving Corporation under applicable law. At and after the Effective Time, holders of Certificates shall cease to have any rights as stockholders of the Company except for the right to surrender such Certificates in exchange for the Merger Price for such Shares or to perfect their right to receive payment for their Shares pursuant to Section 262 of the DGCL and Section 2.4 below, and there shall be no transfers on the stock transfer books of the Company or the Surviving Corporation of any Shares that were outstanding immediately prior to the Merger.

    SECTION 2.4  DISSENTING SHARES.

    (a) Notwithstanding the provisions of Section 2.2 or any other provision of this Agreement to the contrary, Shares that are issued and outstanding immediately prior to the Effective Time and are held by stockholders who have not voted such Shares in favor of the approval and adoption of this Agreement and who shall have properly demanded appraisal of such Shares in accordance with
Section 262 of the DGCL ("Dissenting Shares") shall not be converted into the right to receive the Merger Price at the Effective Time, unless and until the holder of such Dissenting Shares shall have failed to perfect or shall have effectively withdrawn or lost such right to appraisal and payment under the DGCL. If a holder of Dissenting Shares (a "Dissenting Stockholder") shall have so failed to perfect or shall have effectively withdrawn or lost such right to appraisal and payment, then, as of the Effective Time or the occurrence of such event, whichever last occurs, such Dissenting Shares shall be converted into and represent solely the right to receive the Merger Price, without any interest thereon, as provided in Section 2.2.

    (b) The Company shall give Parent (i) prompt notice of any written demands for appraisal, withdrawals of demands for appraisal and any other instruments served pursuant to Section 262 of the DGCL received by the Company, and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under Section 262 of the DGCL. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisal or settle or offer to settle any such demands.

    SECTION 2.5 CERTIFICATE OF INCORPORATION AND BYLAWS OF THE SURVIVING CORPORATION.

    (a) Subject to the terms of Section 6.5, at the Effective Time the Certificate of Incorporation of the Purchaser, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Certificate of Incorporation; PROVIDED, HOWEVER, that Article I of the Certificate of Incorporation of the Surviving Corporation shall be amended to read as follows:
"The name of the corporation is Andros Incorporated."

    (b) Subject to the terms of Section 6.5, the Bylaws of the Purchaser, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended as provided by law, the Certificate of Incorporation of the Surviving Corporation or such Bylaws.

    SECTION 2.6 DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION. At the Effective Time, the directors of the Purchaser immediately prior to the Effective Time shall become the directors of the Surviving Corporation, each of such directors to hold office, subject to the applicable provisions of the Certificate of Incorporation and Bylaws of the Surviving Corporation, until the next annual stockholders' meeting of the Surviving Corporation and until their successors shall be duly elected or appointed and shall duly qualify. At the Effective Time, the officers of the Purchaser immediately prior to the Effective Time shall become the officers of the Surviving Corporation until their respective successors are duly elected or appointed and qualified.

                                  ARTICLE III
           REPRESENTATIONS AND WARRANTIES OF PARENT AND THE PURCHASER

    Parent and the Purchaser hereby jointly and severally represent and warrant to the Company that, except as and to the extent set forth in a Disclosure Schedule delivered to the Company on or prior to the date hereof setting forth additional exceptions specified therein to the representations and warranties contained in this Article III, which Disclosure Schedule shall identify exceptions by specific Section references:

    SECTION 3.1  CORPORATE ORGANIZATION.

    (a) Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

    (b) The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Purchaser has not engaged in any business since it was incorporated other than in connection with the transactions contemplated by this Agreement. Parent owns all of the outstanding capital stock of the Purchaser.

    SECTION 3.2 AUTHORITY. Each of Parent and the Purchaser has the full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly approved by the respective
Boards of Directors of Parent and the Purchaser and no other corporate proceedings on the part of Parent or the Purchaser are necessary to consummate the transactions so contemplated (other than, with respect to the Merger, the filing and recordation or the appropriate merger documents as required by the
DGCL). This Agreement has been duly executed and delivered by each of Parent and the Purchaser and, assuming the due authorization, execution and delivery thereof by the Company, constitutes a valid and binding obligation of each of Parent and the Purchaser, enforceable against such parties in accordance with its terms.

    SECTION 3.3 CONSENTS AND APPROVALS; NO VIOLATION. Neither the execution and delivery of this Agreement by Parent and the Purchaser nor the consummation by Parent and the Purchaser of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of their respective Certificates of Incorporation or Bylaws, or (ii) assuming compliance with the matters referred to in clause (iii) below, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or give rise to a right of termination, cancellation or acceleration of any obligation contained in or to the loss of a benefit under, or result in the creation of any lien or other encumbrance upon any of the properties or assets of Parent or the Purchaser under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease agreement or other agreement, instrument, obligation, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or the Purchaser, or to which either of them or any of their respective properties or assets may be subject, except for such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens or other encumbrances, which, individually or in the aggregate, will not have a material adverse effect on Parent and its Subsidiaries taken as a whole or (iii) require any consent, approval, authorization or permit of, or filing with or notification to, any court, administrative agency, commission or other governmental or regulatory authority or instrumentality, domestic or foreign (a "Governmental Entity"), except (A) pursuant to the Exchange Act, (B) filing a certificate of merger or certificate of ownership, as the case may be, pursuant to the DGCL, (C) filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the termination of the waiting periods thereunder or (D) consents, approvals, authorizations, permits, filings or notifications which if not obtained or made will not, individually or in the aggregate, have a material adverse effect on Parent and its Subsidiaries taken as a whole or prevent or materially delay consummation of the Offer or the Merger.

    SECTION 3.4 FINANCING. The Purchaser has received loan commitment letters from one or more commercial banks and purchase commitment letters from subordinated debt investors (together, the "Financing Commitments"), copies of which have been provided to the Company. The Purchaser has or will have, prior to the expiration of the Offer and the Effective Time of the Merger, sufficient cash or cash-equivalent funds available to purchase all of the Shares outstanding in the Offer and the Merger, to provide adequate working capital for the Company following the Effective Time and to pay all related fees and expenses incurred in connection with the Offer and the Merger.

    SECTION 3.5 SURVIVING CORPORATION AFTER THE MERGER. At the Effective Time and after and giving effect to any changes in the Surviving Corporation's assets and liabilities as a result of the Merger and after and giving effect to the financing contemplated by the Financing Commitments, the Surviving Corporation will not (i) be insolvent (either because its financial condition is such that the sum of its debts is greater than the fair value of its assets or because the present fair saleable value of its assets will be less than the amount required to pay its probable liability on its debts as they become absolute and matured),
(ii) have unreasonably  small capital with  which to engage  in its business  or
(iii) have incurred or plan to incur debts beyond its ability to pay as they become absolute and matured.

                                   ARTICLE IV
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

    The Company hereby represents and warrants to Parent and the Purchaser that, except as and to the extent set forth in a Disclosure Schedule delivered to Parent on or prior to the date hereof setting forth additional exceptions specified therein to the representations and warranties contained in this
Article IV, which Disclosure Schedule shall identify exceptions by specific Section references:

    SECTION 4.1 CORPORATE ORGANIZATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. All Subsidiaries of the Company are corporations duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation, and the Company and its Subsidiaries have the requisite corporate power and authority and all necessary governmental approvals to own or lease and operate their properties and assets and to carry on their businesses as they are now being conducted, and are duly qualified or licensed as foreign corporations to do business and in good standing in each jurisdiction in which the nature of the businesses conducted by them or the character or location of the properties owned or leased by them makes such qualification or licensing necessary, except where the failure to be so organized, existing, in good standing, qualified or licensed would not have a Material Adverse Effect. As used herein, the term "Material Adverse Effect" means any change or effect that, individually or in the aggregate, is or is reasonably likely to be materially adverse to the business, operations, properties, financial condition, assets or liabilities (including, without limitation, contingent liabilities) of the Company and the Subsidiaries taken as a whole.

    SECTION 4.2 CAPITALIZATION. The authorized capital stock of the Company consists of 10,000,000 shares of Common Stock. As of the close of business on January 31, 1996, 4,628,054 shares of Common Stock were issued and outstanding, 671,021 shares of Common Stock were reserved for issuance upon the exercise of outstanding options to acquire shares of Common Stock ("Stock Options"), no shares of Common Stock were held by the Company in its treasury and 16,430 shares of Common Stock were reserved for issuance under the Company's employee stock purchase plan (the "Stock Purchase Plan") and no shares of Preferred Stock were issued and outstanding. The number of issued and outstanding shares of Common Stock at any time taken together with the number of shares of Common Stock reserved for issuance upon the exercise of outstanding Stock Options at such time is referred to herein as the "Fully Diluted Shares." All of the issued and outstanding shares of Common Stock are validly issued, fully paid and nonassessable and are not subject to preemptive rights created by statute, the Certificates of Incorporation or Bylaws of the Company or any agreement to which the Company is a party or by which the Company or its assets is bound. Except as disclosed in this Section 4.2, there are no shares of capital stock of the Company issued or outstanding, and except for the Stock Options and rights to purchase shares of Common Stock under the Stock Purchase Plan, there are no outstanding subscriptions, options, warrants, rights, convertible securities or other agreements or commitments of any character (including, without limitation, rights which will or could become exercisable as a result of this Agreement or any transaction contemplated hereby) relating to the issued or unissued capital stock or other securities of the Company obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of the Company or obligating the Company to grant, extend or enter into any subscription, option, warrant, right, convertible security or other similar agreement or commitment. There are no voting trusts or other agreements or understandings to which the Company or any Subsidiary of the Company is a party with respect to the voting of the capital stock of the Company or such Subsidiary.

    SECTION  4.3  SUBSIDIARIES.   The Subsidiaries of the  Company are listed on
SCHEDULE 4.3. All of the outstanding shares of capital stock of each Subsidiary of the Company are validly issued, fully paid and nonassessable and are owned by the Company or a wholly owned Subsidiary of the Company, free and clear of all liens, claims or encumbrances. There are no existing subscriptions, options, warrants, rights, convertible securities or other agreements or commitments of any character relating to the issued or unissued capital stock or other securities of any Subsidiary of the Company obligating any such Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of any Subsidiary of the Company or obligating any Subsidiary of the Company to grant, extend or enter into any subscription, option, warrant, right, convertible security or other similar agreement or commitment. Except as disclosed in SCHEDULE 4.3, the Company does not own, directly or indirectly, any equity or similar interest in, or any interest convertible into or exchangeable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

    SECTION 4.4 AUTHORITY. The Company has the full corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly approved by the Board of Directors of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated (other than, with respect to the Merger, the approval and adoption of this Agreement by the stockholders of the Company if and to the extent required by applicable law, and the filing and recordation of the appropriate merger documents as required by
DGCL). This Agreement has been duly executed and delivered by, and, assuming the due authorization, execution and delivery thereof by Parent and the Purchaser, constitutes a valid and binding obligation of, the Company, enforceable against the Company in accordance with its terms.

    SECTION 4.5 CONSENTS AND APPROVALS; NO VIOLATION. Neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby will (i) conflict with or result in any breach or violation of any provision of the Certificate of Incorporation or Bylaws (or other comparable organizational documents) of the Company or any Subsidiary of the Company, or (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or give rise to a right of termination, cancellation or acceleration of any obligation contained in or to the loss of a benefit under, or result in the creation of any lien or other encumbrance upon any of the properties or assets of the Company or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any such Subsidiary or to which they or any of their respective properties or assets may be subject, except for such violations, conflicts, breaches, terminations, accelerations or creations of liens or other encumbrances, which will not have a Material Adverse Effect, or (iii) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental

Entity, except (A) pursuant to the Exchange Act, (B) filing a certificate of merger pursuant to the DGCL, (C) filings under the HSR Act and the termination of the waiting periods thereunder or (D) consents, approvals, authorizations, permits, filings or notifications which if not obtained or made will not have a Material Adverse Effect or prevent or materially delay consummation of the Offer or the Merger.

    SECTION 4.6 PROXY OR INFORMATION STATEMENT. If the DGCL shall require a Stockholders' Meeting to be convened in connection with the Merger, the proxy statement to be provided to stockholders of the Company in connection with the Stockholders' Meeting (together with the amendments thereof and supplements thereto, the "Proxy Statement") and all amendments thereof and supplements thereto shall, and if the DGCL shall not require a Stockholders' Meeting to be convened in connection with the Merger, the information statement to be provided to stockholders of the Company in connection with the Merger (together with the amendments thereof and supplements thereto, the "Information Statement") shall, comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder, and shall not, at the time of (i) first mailing thereof or (ii) in the case of the Proxy Statement, the Stockholders' Meeting to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that (x) no representation is made by the Company with respect to information supplied in writing by Parent or any affiliates or representatives of Parent or Purchaser for inclusion in the Proxy Statement or Information Statement, as the case may be, and (y) no representation is made with respect to a Proxy Statement or Information Statement, as the case may be, prepared by the Company and provided to the Company's stockholders at any time following the Cut-Off Date.

    SECTION 4.7  CONDUCT OF BUSINESS.

    (a) The businesses of the Company and its Subsidiaries are not being conducted in default or violation of any term, condition or provision of (i) its respective charter or bylaws, or (ii) any note, bond, mortgage, indenture, deed of trust, lease, agreement, or other instrument or obligation of any kind to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective properties or assets may be bound, or (iii) any federal, state, local or foreign statue, law, ordinance, rule, regulation, judgment, decree, order, concession, grant, franchise, permit or license or other governmental authorization or approval applicable to the Company or any of its Subsidiaries, excluding from the foregoing clauses (ii) and (iii) defaults or violations that would not have a Material Adverse Effect.

    (b) The Company and each of its Subsidiaries have all licenses, permits, orders or approvals of, and have made all required registrations with, all Governmental Entities that are material to the conduct of the business of the Company and its Subsidiaries taken as a whole (collectively, "Permits"). To the knowledge of the Company, (i) all Permits are in full force and effect; (ii) no material violations are or have been recorded in respect of any Permit; and
(iii) no proceeding is pending or threatened to revoke or limit any Permit.

    (c) Neither the Company nor any of its Subsidiaries has received any written communication from a Governmental Entity that alleges that the Company or any Subsidiary of the Company is not in compliance with any Environmental Law (as defined below) if such non-compliance could reasonably be expected to have a Material Adverse Effect. The Company has no knowledge of any environmental materials or information, including on-site or off-site disposal or releases of Hazardous Materials (as defined below), that could reasonably be expected to have a Material Adverse Effect. As used in this Agreement, the term "Environmental Laws" means any applicable treaties, laws, regulations, enforceable requirements, orders, decrees or judgments issued, promulgated or entered into by any Governmental Entity, which relate to (A) pollution or protection of the environment or (B) the generation, storage, use, handling, disposal or transportation of or exposure to Hazardous Materials, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. SectionSection 9601, ET SEQ. ("CERCLA"), the Resource Conservation and Recovery Act, as amended, 42 U.S.C. SectionSection 6901 ET SEQ., the Federal Water Pollution Control Act, as amended, 33 U.S.C. SectionSection 1251 ET SEQ., the Clean Air Act of 1970, as amended, 42 U.S.C. SectionSection 7401 ET SEQ., the Toxic Substances Control Act of 1976, 15 U.S.C. SectionSection 2601 ET SEQ., the Hazardous Materials Transportation Act, 49 U.S.C. SectionSection 1801 ET SEQ., and any similar or implementing state or local law, and all amendments or regulations promulgated thereunder. As used in this Agreement, the term "Hazardous Materials" means all explosive or regulated radioactive materials or substances, biological hazards, genotoxic or mutagenic hazards, hazardous or toxic substances, medical wastes or other wastes or chemicals, petroleum or petroleum distillates, asbestos or asbestos-containing materials, and all other materials or chemicals regulated pursuant to any Environmental Law, including materials listed in 49 C.F.R. SectionSection
172.101 and materials defined as hazardous pursuant to Section 101(14) of CERCLA.

    SECTION 4.8 SEC DOCUMENTS. The Company has filed all required reports, schedules, forms, statements and other documents with the SEC since July 31, 1992 (the "SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and, at the time of filing, none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and their consolidated statements of operations, stockholders' equity and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments which were and are not expected to have a Material Adverse Effect). Except as and to the extent set forth on the consolidated balance sheet of the Company and the Subsidiaries as at July 30, 1995, including the notes thereto, neither the Company nor any Subsidiary has any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise) which would be required to be reflected on a balance sheet, or in the notes thereto, prepared in accordance with generally accepted accounting principles, except for liabilities and obligations incurred in the ordinary course of business consistent with past practice since July 30, 1995 which could not reasonably be expected to have a Material Adverse Effect. The Company has heretofore made available to Parent complete and correct copies of all of the SEC Documents and all amendments and modifications thereto, as well as, to the extent any shall exist, all amendments and modifications that have not been filed by the Company with the SEC to all agreements, documents and other instruments that previously had been filed by the Company with the SEC and are currently in effect.

    SECTION 4.9 LITIGATION. There is no suit, action or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to (i) have a Material Adverse Effect, (ii) materially impair the ability of the Company to perform its obligations under this Agreement or (iii) prevent the consummation of any of the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity outstanding against the Company or any of its subsidiaries having, or that could reasonably be expected to have, any such effect.

    SECTION 4.10 LABOR RELATIONS; EMPLOYEES. (i) Neither the Company nor any of its Subsidiaries is, directly or indirectly, a party to or bound by any collective bargaining agreement; (ii) no collective bargaining agreement is currently being negotiated by the Company or its Subsidiaries; and (iii) to the knowledge of the Company, no representation question exists respecting the employees of the Company or its Subsidiaries.

    SECTION 4.11  CERTAIN AGREEMENTS AND EMPLOYEE BENEFIT PLANS.

    (a) Neither the Company nor any of its Subsidiaries is a party to any written (i) employment, severance, collective bargaining or consulting agreement not terminable on 60 days' or less notice, (ii) agreement with any executive officer or other key employee of the Company or any Subsidiary of the Company
(A) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company or any Subsidiary of the Company of the nature of any of the transactions contemplated by this Agreement, (B) providing any term of employment or compensation guarantee extending for a period longer than one year, or (C) providing severance benefits or other benefits after the termination of employment of such executive officer or key employee regardless of the reason for such termination of employment, (iii) agreement, plan or arrangement under which any person may receive payments subject to the tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), or (iv) agreement or plan, including, without limitation, any stock option plan (other than the Stock Option Plans), stock appreciation right plan, restricted stock plan or stock purchase plan, the benefits of which would be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

    (b) SCHEDULE 4.11(B) contains a true and complete summary or list of, or otherwise describes (i) all employee benefit plans (within the meaning of
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all employment, termination, severance or other contracts or agreements to which the Company or any Subsidiary is a party, with respect to which the Company or any Subsidiary has any obligations which while are material in amount and which are maintained, contributed to or sponsored by the Company or any Subsidiary for the benefit of any current or former employee, officer or director of the Company or any Subsidiary and (ii) each employee benefit plan for which the Company or any Subsidiary could incur liability under Section 4069 of ERISA, in the event such plan were terminated, or under Section 4212(c) of ERISA, or in respect of which the Company or any Subsidiary remains secondarily liable under Section 4204 of ERISA (collectively, the "Material Plans"). Each Material Plan is in writing and the Company has previously made available to Parent a true and complete copy of each Material Plan and a true and complete copy of each material document prepared in connection with each such Material Plan including, without limitation: (i) a copy of each trust or other funding arrangement, (ii) the most current summary plan description and summary of material modifications, (iii) the most recently filed Internal Revenue Service ("IRS") Form 5500, (iv) the most recently received IRS determination letter for each such Material Plan, and (v) the most recently prepared actuarial report and financial statement in connection with each such Material Plan. Neither the Company nor any Subsidiary has any express or implied commitment (i) to create, incur liability with respect to or cause to exist any other employee benefit plan, program or arrangement, (ii) to enter into any contract or agreement to provide compensation or benefits to any individual or (iii) to modify, change or terminate any Material Plan, other than with respect to a modification, change or termination required by ERISA or the Code. To the extent applicable, the Material Plans comply with the requirements of ERISA and the Code, and any Material Plan intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified and has been so qualified during the period from its adoption to date. No Material Plan is covered by Title IV of ERISA or Section 412 of the Code. Neither the Company, its Subsidiaries nor any officer or director of the Company or any of its Subsidiaries has incurred any liability or penalty under Sections 4975 through 4980 of the Code or Title I of ERISA. To the knowledge of the Company, each Material Plan has been maintained and administered in all material respects in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including but not limited to ERISA and the Code, which are applicable to such Material Plans. There are no pending or anticipated claims against or otherwise involving any of the Material Plans and no suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of Material Plan activities) has been brought, or to the knowledge of the Company is threatened, against or with respect to any such Material Plan. All material contributions, reserves or premium payments required to be made or accrued as of the date hereof to the Material Plans have been made or accrued.

    (c) SCHEDULE 4. 11(C) contains a true and correct list of each person who holds any Stock Option as of the date hereof, together with (i) the number of shares of Common Stock subject to such Stock Option, (ii) the date of grant of such Stock Option, (iii) the extent to which such Stock Option is currently vested or scheduled to vest by June 30, 1996, (iv) the exercise price of such Stock Option, (v) whether such Stock Option is intended to qualify as an incentive stock option within the meaning of Section 422(b) of the Code (an "ISO") and (vi) the expiration date of such Stock Option. SCHEDULE 4.11(C) also sets forth the aggregate number of ISO's and nonqualified Stock Options outstanding as of the date hereof.

    SECTION 4.12  TAXES.

    (a) The Company and its Subsidiaries (i) have filed when due (taking into account extensions) with the appropriate federal, state, local, foreign and other governmental agencies, all tax returns, estimates and reports required to be filed by it, (ii) either paid when due and payable or established adequate reserves or otherwise accrued all requisite federal, state, local or foreign taxes, levies, imposts, duties, licenses and registration fees and charges of any nature whatsoever, and unemployment and social security taxes and income tax withholding, including interest and penalties thereon ("Taxes") and there are and will be no tax deficiencies claimed in writing and received by the Company or its Subsidiaries in respect of any period preceding the Effective Time that, in the aggregate, would result in any tax liability in excess of the amount of the reserves or accruals, and (iii) have established or will establish in accordance with its normal accounting practices and procedures accruals and reserves that, in the aggregate, are adequate for the payment of all Taxes not yet due and payable and attributable to any period preceding the Effective Time.

    (b) No taxes, interest, penalties, assessments or deficiencies have been threatened or claimed in a writing and received by the Company or any of its Subsidiaries by any taxing authority in respect of any tax returns filed by the Company and its Subsidiaries (or any predecessor corporations). Neither the Company nor any of its Subsidiaries (nor any predecessor corporation) have executed or filed with the IRS or any other taxing authority any agreement or other document extending, or having the effect of extending, the period of assessment or collection of any Taxes. Neither the Company nor any of its Subsidiaries is currently being audited by any taxing authority or have received notice of a proposed audit pertaining to Taxes. There are no tax liens on any assets of the Company or any affiliate, except for Taxes not yet due and payable. The accruals and reserves for taxes reflected in the consolidated balance sheet of the Company and the Subsidiaries as at July 30, 1995 are in all material respects adequate to cover all Taxes accruable through the date thereof (including interest and penalties, if any, thereon and Taxes being contested) in accordance with generally accepted accounting principles.

    (c) The Company neither is a party to, is bound by, nor has any obligation under any tax sharing or similar agreement.

    (d) Neither the Company nor any of its Subsidiaries is required to include in income (i) any amount in respect of any adjustment under Section 481 of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) any deferred intercompany transaction or (iii) any installment sale gain, where the inclusion in income would result in a tax liability materially in excess of the reserves therefor. Neither the Company nor any of its Subsidiaries has given a consent under Section 341(f) of the Code. Neither the Company nor any of its Subsidiaries is, or has been at any time, a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

    (e) Neither the Company nor any of its Subsidiaries is a party to any agreement, contract or arrangement that may result, separately or in the aggregate, in the payment of any "excess parachute payment" within the meaning of Section 280G of the Code by reason of the consummation of the Offer or the Merger, determined without regard to Section 280G(b)(4) of the Code. No acceleration of the vesting schedule for any property that is substantially unvested within the meaning of the regulations under
Section 83 of the Code will occur in connection with the transactions contemplated by this Agreement. Neither the Company nor any of its Subsidiaries is or has been subject to any accumulated earnings tax or personal holding company tax. Neither the Company nor any of its Subsidiaries owns stock in (i) a passive foreign investment company within the meaning of Section 1296 of the Code or (ii) a controlled foreign corporation within the meaning of Section 957 of the Code. Neither the Company nor any of its Subsidiaries is obligated under any agreement with respect to industrial development bonds or other obligations with respect to which the excludibility from gross income of the holder for federal income tax purposes could be affected by the transactions contemplated hereunder. Neither the Company nor any of its Subsidiaries has an unrecaptured overall foreign loss within the meaning of Section 904(f) of the Code or has participated in or cooperated with an international boycott within the meaning of Section 999 of the Code. Neither the Company nor any of its Subsidiaries owns any property of a character the transfer of which would give rise to (x) a revaluation of such property for purposes of any AD VALOREM or similar tax, or
(y) any documentary, stamp or other transfer tax. Neither the Company nor any of its Subsidiaries has an "excess loss account" for purposes of the Treasury Regulations promulgated under Section 1502 of the Code.

    SECTION 4.13 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since July 30, 1995, except as contemplated by this Agreement or disclosed in any SEC Document filed since July 30, 1995 and prior to the date of this Agreement, the Company and its Subsidiaries have conducted their respective businesses only in the ordinary course consistent with past practice, and there has not been (i) any damage, destruction or loss, whether covered by insurance or not, having or which, insofar as reasonably can be foreseen, in the future would have a Material Adverse Effect, (ii) any declaration, setting aside or payment of any dividend (whether in cash, stock or property) with respect to Common Stock, or any redemption, purchase or other acquisition of any of its securities, (iii) any change in the business, operations, properties, financial condition, assets or liabilities (including, without limitation, contingent liabilities) of the Company or any Subsidiary having a Material Adverse Effect, (iv) any labor dispute, other than routine matters, none of which is material to the Company and its Subsidiaries taken as a whole, (v) any entry into any material commitment or transaction (including, without limitation, any borrowing or capital expenditure) other than in the ordinary course of business consistent with past practice, (vi) any material change by the Company in its accounting methods, principles or practices, (vii) any revaluation by the Company of any asset (including, without limitation, any writing down of the value of inventory or writing off of notes or accounts receivable), other than in the ordinary course of business consistent with past practice, or (viii) any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards, or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any officers or key employees of the Company or any Subsidiary, except in the ordinary course of business consistent with past practice.

    SECTION 4.14 PROPERTIES. All of the properties and assets owned by the Company and each of its Subsidiaries are owned by each of them, respectively, free and clear of any lien, claim, encumbrance or restriction of any nature whatsoever (a "Lien"), except for Liens which could not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company, the Company and its Subsidiaries have good and marketable title subject to no Liens, other than those permitted under this Section 4.14, to all of the properties and assets necessary for the conduct of their business other than to the extent that the failure to have such title could not reasonably be expected to have a Material Adverse Effect.

    SECTION 4.15 INTELLECTUAL PROPERTY. The Company and the Subsidiaries own or possess adequate licenses or other valid rights to use all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, copyrights, service marks, trade secrets, applications for trademarks and for service marks, know-how and other proprietary rights and information used or held or intended as of the date hereof by management of the Company to be used by the Company or any Subsidiary in, and all such intellectual property necessary in the conduct of, the business of the Company and the Subsidiaries as currently conducted or as contemplated to be conducted as of the date hereof by management of the Company, and there are no other items of intellectual property that are material to the Company or any Subsidiary or the business of the Company and the Subsidiaries. The Company is unaware of any assertion or claim challenging the validity of any of the foregoing which could reasonably be expected to have a Material Adverse Effect. The conduct of the business of the Company and the Subsidiaries as currently conducted and as contemplated to be conducted as of the date hereof by management of the Company does not and will not conflict in any way with any patent, patent right, license, trademark, trademark right, trade name, trade name right, service mark or copyright of any third party that could reasonably be expected to have a Material Adverse Effect, and neither the Company nor any Subsidiary has received any claim or written notice from any person to such effect. To the knowledge of the Company, there are no infringements of any proprietary rights owned by or licensed by or to the Company or any Subsidiary which could reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company, neither it nor any Subsidiary has licensed or otherwise permitted the use by any third party of any proprietary information on terms or in a manner which could reasonably be expected to have a Material Adverse Effect.

    SECTION 4.16 MATERIAL CONTRACTS. All contracts, leases and other agreements to which the Company or any of its Subsidiaries is a party that would be required to be filed as Exhibits to the SEC Documents (the "Material
Contracts") have been filed as Exhibits to the SEC Documents. To the knowledge of the Company: (i) each Material Contract is in full force and effect except as the same may have expired in accordance with its terms; (ii) neither the Company nor any of its Subsidiaries has received any written assertion of default under any Material Contract; and (iii) neither the Company nor any of its Subsidiaries reasonably expects or has received any notice related to any termination or material change to, or proposal with respect to, any of the Material Contracts as a result of the transactions contemplated by this Agreement; in each case except where the result of a failure of a representation contained in clauses
(i), (ii) or (iii) above could not reasonably be expected to have a Material Adverse Effect.

    SECTION 4.17 FEES. Except for the fees payable by the Company to Donaldson, Lufkin and Jenrette Securities Corporation described in an engagement letter dated October 22, 1994, a complete and correct copy of which has been provided to Parent, neither the Company nor any of its Subsidiaries has paid or will become obligated to pay any fee or commission to any broker, finder or intermediary in connection with the transactions contemplated hereby.

    SECTION 4.18 BUSINESS COMBINATION STATUTE INAPPLICABLE. As of the date hereof and pursuant to Section 203(a)(1) of the DGCL, the restrictions contained in Section 203 of the DGCL are, and at all times on or prior to the Effective Time such restrictions shall be, inapplicable to the Offer, the Merger and the transactions contemplated by this Agreement, including, without limitation, the pledge of the shares of the Company Common Stock acquired in the Offer to the lending institutions providing the financing for the Offer, and the transfer of such shares upon the exercise or remedies under the applicable agreements. The Company has heretofore delivered to Parent a complete and correct copy of the resolutions of the Board of Directors of the Company to the effect that pursuant to Section 203(a)(1) of the DGCL the restrictions contained in Section 203 of the DGCL are and shall be inapplicable to the Offer, the Merger and the transactions contemplated by this Agreement.

                                   ARTICLE V
                      COVENANTS OF THE COMPANY AND PARENT

    SECTION 5.1 CONDUCT OF BUSINESS OF THE COMPANY. Except as contemplated by this Agreement, during the period commencing on the date of this Agreement and continuing until the Cut-Off

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
Date or until the termination of this Agreement in accordance with its terms, the Company and each of its Subsidiaries shall conduct its operations in the ordinary and usual course consistent with past practice, and the Company and its Subsidiaries will each endeavor to preserve intact its business organization, to keep available the services of its officers and employees and to maintain satisfactory relations with suppliers, contractors, distributors, licensors, licensees, customers and others having business relationships with it. Without limiting the generality of the foregoing and except as provided in this Agreement, prior to the Cut-Off Date, neither the Company nor any of its Subsidiaries shall directly or indirectly do, or propose to do, any of the following, without the prior written consent of Parent:

        (a) Declare or pay any dividends on or make any other distribution in respect of any of the capital stock of the Company;

        (b) Split, combine or reclassify any of the capital stock of the Company or issue or authorize any other securities in respect of, in lieu of or in substitution for, shares of the capital stock of the Company or repurchase, redeem or otherwise acquire any shares of the capital stock of the Company;

        (c) Issue, deliver, encumber, sell or purchase any shares of the capital stock of the Company or any securities convertible into, or rights, warrants, options or other rights of any kind to acquire, any such shares of capital stock, other convertible securities or any other ownership interest (including, without limitation, any phantom interest) (other than the issuance of Common Stock upon the exercise of outstanding Stock Options);

        (d) Amend or otherwise change its Certificate of Incorporation or Bylaws (or other comparable organizational document);

        (e) Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof;

        (f) Sell, lease or otherwise dispose of any of its assets, other than in the ordinary course of business consistent with its past practices;

        (g) Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities of the Company or any Subsidiary of the Company or guarantee any debt securities of others, other than in the ordinary course of business consistent with past practice;

        (h) Enter into any contract or agreement other than in the ordinary course of business consistent with past practice;

        (i) Authorize any single capital expenditure which is in excess of $50,000 or capital expenditures which are, in the aggregate, in excess of $250,000 for the Company and the Subsidiaries taken as a whole;

        (j) Increase the compensation payable or to become payable to its officers or employees, except for increases in accordance with past practices in salaries or wages of employees of the Company or any Subsidiary who are not officers of the Company, or grant any severance or termination pay to, or enter into any employment or severance agreement with any director, officer or other employee of the Company or any Subsidiary, or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee;

        (k) Take any action, other than reasonable and usual actions in the ordinary course of business and consistent with past practice, with respect to accounting policies or procedures (including, without limitation, procedures with respect to cash management, the payment of accounts payable and the collection of accounts receivable);

        (l) Make any tax election or settle or compromise any material federal, state, local or foreign income tax liability, or execute or file with the IRS or any other taxing authority any agreement or other document extending, or having the effect of extending, the period of assessment or collection of any taxes;

        (m) Amend or modify the warranty policy of the Company or any Subsidiary;

        (n) Pay, discharge, satisfy, settle or compromise any suit, claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business and consistent with past practice, of liabilities reflected or reserved against in the Company's consolidated balance sheet dated as of July 30, 1995, as filed by the Company with the SEC in its Annual Report on Form 10--K for its fiscal year ended July 30, 1995, or subsequently incurred in the ordinary course of business and consistent with past practice; or

        (o) Take any action that would result in any of the representations and warranties of the Company set forth in this Agreement becoming untrue in any material respect or in any of the conditions to the Offer or any of the conditions to the Merger set forth in Article VII not being satisfied.

    SECTION 5.2  STOCKHOLDER MEETING; PROXY MATERIAL; INFORMATION STATEMENT.

    (a) If  this  Agreement is  required  by the  DGCL  to be  approved  by  the
Company's stockholders, then the Company shall cause a meeting of its stockholders (the "Stockholders' Meeting") to be duly called and held as soon as reasonably practicable for the purpose of voting on the approval and adoption of this Agreement and the transactions contemplated hereby. The Board of Directors of the Company shall, subject to their fiduciary duties as advised by counsel, recommend approval and adoption of this Agreement and the Merger by the Company's stockholders. In connection with such meeting, the Company (i) shall promptly prepare and file with the SEC, use all reasonable efforts to have cleared by the SEC and thereafter mail to its stockholders as promptly as practicable the Proxy Statement and all other proxy materials for such meeting,
(ii) shall notify Parent of the receipt of any comments of the SEC with respect to the Proxy Statement and of any requests by the SEC for any amendment or supplement thereto or for additional information and shall provide to Parent promptly copies of all correspondence between the Company or any representative of the Company and the SEC, (iii) shall give Parent and its counsel the opportunity to review the Proxy Statement prior to its being filed with the SEC and shall give Parent and its counsel the opportunity to review all amendments and supplements to the Proxy Statement and all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the SEC, (iv) shall, subject to the fiduciary duties of its Board of Directors as advised by counsel, use all reasonable efforts to obtain the necessary approvals by its stockholders of this Agreement and the transactions contemplated hereby and (v) shall otherwise comply with all legal requirements applicable to such meeting.

    (b) Notwithstanding the foregoing, in the event that Purchaser shall acquire at least 90% of the then outstanding Shares, the parties hereto agree, at the request of Purchaser, subject to Article VII, to take all necessary and appropriate action, including the preparation and mailing of the Information Statement, to cause the Merger to become effective, in accordance with Section 253 of the DGCL, as soon as reasonably practicable after such acquisition, without a meeting of the stockholders of the Company.

    SECTION 5.3 NO SOLICITATION OF COMPETING TRANSACTIONS. Neither the Company nor any Subsidiary shall, directly or indirectly, through any officer, director, agent or otherwise, initiate, solicit or intentionally encourage (including by way of furnishing non-public information or assistance), or take any other action to intentionally facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Competing Transaction (as defined below), or enter into or maintain or continue discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize or permit any of the officers, directors or employees of the Company or any investment banker, financial advisor, attorney, accountant or other agent or representative of the Company to take any such action; provided, however, that nothing contained in this Section 5.3 shall prohibit the Board of Directors of the Company from (i) furnishing information to, or entering into discussions or negotiations with, any person or entity that makes an unsolicited, bona fide written proposal to acquire the Company pursuant to a merger, consolidation, share exchange, business combination, tender or exchange offer or other similar transaction, if, and only to the extent that,
(A)  the  Board of  Directors of  the  Company determines  in good  faith (after consultation with its financial advisor) that the proposal would, if consummated, result in a transaction more favorable to the Company's stockholders from a financial point of view than the transactions contemplated by this Agreement, (B) the Board of Directors of the Company further determines in good faith after consultation with counsel that the failure to do so would cause the Board of Directors of the Company to breach its fiduciary duties to the Company or its stockholders under applicable law (any such proposal, a "Superior Proposal") and (C) no information is so furnished, and no such discussions or negotiations are held, prior to the execution by the receiving party and the Company of a confidentiality and standstill agreement on terms no less favorable to the Company than those contained in the Confidentiality Agreement, or (ii) complying with Rule 14e-2 promulgated under the Exchange Act with regard to a tender or exchange offer. The Company shall notify Parent promptly if any such proposal or offer, or any inquiry or contact with any person with respect thereto, is made and shall, in any such notice to Parent indicate in reasonable detail the identity of the person making such proposal, offer, inquiry or contact and the terms and conditions of such proposal, offer, inquiry or contact. The Company agrees not to release any third party from, or waive any provision of, any confidentiality or standstill agreement to which the Company is a party (except to the extent necessary to permit such third party to deliver a Superior Proposal). For purposes of this Agreement, "Competing Transaction" shall mean any of the following involving the Company: (i) any merger, consolidation, share exchange, business combination, or other similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of more than 25% of the assets of the Company in a single transaction or series of transactions; (iii) any tender offer or exchange offer for more than 25% of the Shares or the filing of a registration statement under the Securities Act in connection therewith; or (iv) any person having acquired beneficial ownership or the right to acquire beneficial ownership of, or any "group" (as such term is defined under Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) having been formed which beneficially owns or has the right to acquire beneficial ownership of, more than 25% of the Shares.

                                   ARTICLE VI
                             ADDITIONAL AGREEMENTS

    SECTION 6.1 ACCESS TO INFORMATION. Between the date of this Agreement and the Cut-Off Date, the Company and its Subsidiaries will afford to Parent and its authorized representatives for the transactions contemplated hereby and the authorized representatives of such parties and persons providing or committing to provide Parent or the Purchaser financing for the transactions contemplated hereby, reasonable access at all reasonable times to the officers, employees, agents, properties, offices and all other facilities, books and records of the Company and its Subsidiaries as Parent may reasonably request. Additionally, the Company will permit Parent and its authorized representatives for the transactions contemplated hereby, and the authorized representatives of such parties and persons providing or committing to provide Parent or the Purchaser financing for the transactions contemplated hereby to make such inspections of the Company and its operations at all reasonable times as it may reasonably require and will cause its officers, employees and agents, and those of its

Subsidiaries to furnish Parent with such financial and operating data and other information with respect to the business and properties of the Company and its Subsidiaries as Parent may from time to time reasonably request. No investigation pursuant to this Section 6.1 shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto.

    SECTION 6.2  LEGAL CONDITIONS TO OFFER AND MERGER.

    (a) The Company will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on the Company with respect to the Offer and the Merger (including furnishing all information required under the HSR Act) and will take all reasonable actions necessary to cooperate promptly with and furnish information to the Purchaser or Parent in connection with any such requirements imposed upon the Purchaser or Parent in connection with the Offer and the Merger. The Company will take, and will cause its Subsidiaries to take, all reasonable actions necessary to obtain (and will take all reasonable actions necessary to cooperate promptly with the Purchaser and Parent in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity, or other third party, required to be obtained or made by the Company or any of its Subsidiaries (or by the Purchaser or Parent) in connection with the Offer or the Merger or the taking of any action contemplated thereby or by this Agreement. In addition to the foregoing, prior to the Effective Time, the parties shall take, or cause to be taken, all such actions as may be necessary or appropriate in order to effectuate, as expeditiously as practicable, the Offer and the Merger and the other transactions contemplated by this Agreement, including any necessary consents and waivers.

    (b) The Purchaser and Parent will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on them with respect to the Offer and the Merger (including furnishing all information required under the HSR Act) and will take all reasonable actions necessary to cooperate promptly with and furnish information to the Company in connection with any such requirements imposed upon the Company or any Subsidiary of the Company in connection with the Offer and the Merger. The Purchaser and Parent will take all reasonable actions necessary to obtain (and will take all reasonable actions necessary to cooperate promptly with the Company and its Subsidiaries in obtaining) any consent, authorization, order or approval of, or exemption by, any Governmental Entity, or other third party, required to be obtained or made by the Purchaser or Parent (or by the Company or any of its Subsidiaries) in connection with the Offer or the Merger or the taking of any action contemplated thereby or by this Agreement.

    SECTION 6.3 CONFIDENTIALITY AGREEMENT. The Company and Parent acknowledge that the existing confidentiality agreement between such parties (the "Confidentiality Agreement") shall remain in full force and effect at all times prior to the Effective Time and after any termination of this Agreement, and such parties agree to comply with the terms of such Agreement.

    SECTION 6.4 PUBLIC ANNOUNCEMENTS. he Purchaser, Parent and the Company will consult with each other before issuing any press release or otherwise making any public statements with respect to the Offer, the Merger or any transaction contemplated hereby and shall not issue any such press release or make any such public statement except as they may mutually agree unless required so to do by law or by obligations pursuant to any listing agreement with any national securities exchange or the National Association of Securities Dealers, Inc. The Company and Parent have agreed as to the form of joint press release announcing execution of this Agreement.

    SECTION 6.5  DIRECTORS' AND OFFICERS' INSURANCE AND INDEMNIFICATION.

    (a) The Certificate of Incorporation and the Bylaws of the Surviving Corporation shall contain the respective provisions that are set forth, as of the date of this Agreement, in Article Twelfth of the Certificate of Incorporation of the Company and Article 5 of the Bylaws of the Company, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who at or at any time prior to the Effective Time were entitled to indemnification thereunder unless such modification shall be required by law.

    (b) Parent hereby agrees (i) to assume, as of the Effective Time, all obligations of the Company under Article Twelfth of the Certificate of Incorporation of the Company and Article 5 of the Bylaws of the Company, and
(ii) to pay all amounts that become due and payable under such provisions.

    (c) The Surviving Corporation and Parent shall honor and fulfill in all respects the obligations of the Company pursuant to indemnification agreements with the Company's directors and officers existing at or before the Effective Time.

    (d) The Surviving Corporation shall use commercially reasonable efforts to maintain in effect for six years from the Effective Time directors' and officers' liability insurance covering those persons who are currently covered by the Company's directors' and officers' liability insurance policy on terms comparable to such existing insurance coverage (including coverage amounts); PROVIDED, HOWEVER, that in no event shall the Surviving Corporation be required to expend pursuant to this Section 6.5 more than an amount per year equal to 150% of current annual premiums paid by the Company for such insurance (which premiums the Company represents and warrants to be $61,000 in the aggregate) and PROVIDED FURTHER that if the annual premiums exceed such amount, Parent shall be obligated to obtain a policy with the greatest coverage available for a cost not exceeding such amount.

    (e) This Section shall survive the consummation of the Offer and the Merger, is intended to benefit the Company, the Surviving Corporation and each indemnified party, shall be binding, jointly and severally, on all successors and assigns of the Surviving Corporation and Parent, and shall be enforceable by the indemnified parties.

    (f) After the date of consummation of the Offer, neither Parent nor the Purchaser shall take any action that would cause the Company not to honor in accordance with their terms, any employment, severance, consulting, change of control and other compensation contracts between the Company or any of its Subsidiaries and any current or former director, officer or employee thereof listed on SCHEDULE 4.11(B).

    SECTION 6.6 EMPLOYEE ARRANGEMENTS. From and after the Effective Time, Parent shall, or shall cause the Surviving Corporation to, cause any employee benefit plans, programs, policies or arrangements of the Surviving Corporation covering any active, former or retired employee of the Surviving Corporation or its Subsidiaries to give full credit for each participant's period of service with the Company and its Subsidiaries prior to the Effective Time for all purposes for which such service was recognized under the Material Plans prior to the Effective Time, including, but not limited to, recognition of service for vesting, amount of benefits, eligibility to participate and eligibility for disability and early retirement benefits (including subsidies relating to such benefits) and full credit for deductibles satisfied under the Material Plans toward any applicable deductibles for the same period following the Effective Time.

    SECTION 6.7  COMPANY STOCK OPTION PLANS.

    (a) Prior to the Effective Time, the Board of Directors of the Company (or, if appropriate, any committee administering the Stock Option Plans (as defined below)) shall adopt such resolutions or take such other actions as are required to provide that each outstanding Stock Option heretofore granted under any stock option, stock appreciation rights or stock purchase plan, program or arrangement of the company (collectively, the "Stock Option Plans") outstanding immediately prior to the consummation of the Offer, whether or not then exercisable, shall be, unless otherwise consented to by Parent in its sole discretion, exchanged, in whole and not in part, for a cash payment from the Company in an amount (subject to any applicable withholding tax) equal to the product of (i) the excess of the Merger Price over the per share exercise price of the Stock Option, multiplied by (ii) the number of Shares covered by the Stock Option immediately prior to the Effective Time.

    (b) Except as provided in this Agreement or as otherwise agreed to by the parties and to the extent permitted by the Stock Option Plans, (i) the Stock Option Plans shall terminate as of the Effective Time and (ii) the Company shall use reasonable efforts to ensure that following the Effective

Time no holder of options or any participant in the Stock Option Plans shall have any right thereunder to acquire any equity securities of the Company, the Surviving Corporation or any Subsidiary thereof.

    SECTION 6.8 COMPANY EMPLOYEE STOCK PURCHASE PLAN. The Company shall take all actions necessary pursuant to the terms of Stock Purchase Plan in order to shorten the offering period under such plan which includes the Effective Time (the "Current Offering"), such that the Current Offering shall terminate at or prior to the Effective Time (the final day of the Current Offering period being referred to as the "Final Purchase Date"). On the Final Purchase Date, the Company shall apply the funds credited as of such date under the Stock Purchase Plan within each participant's payroll withholdings account to the purchase of whole shares of Common Stock in accordance with the terms of the Stock Purchase Plan. The cost to each participant in the Stock Purchase Plan for shares of Common Stock shall be the lower of 85% of the closing sale price of Common Stock on the Nasdaq National Market on (i) the first day of the Current Offering period and (ii) the last trading day on or prior to the Final Purchase Date.

    SECTION 6.9 NOTICE OF CERTAIN EVENTS. The Company shall notify Parent, and Parent shall promptly notify the Company, of:

        (i) receipt of any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated by this Agreement;

        (ii) receipt of any notice or other communication from any Governmental Entity in connection with the transactions contemplated by this Agreement;

       (iii) receipt of notice that any actions, suits, claims, investigations or proceedings have been commenced or, to the knowledge threatened against, or involving the Company or any of its Subsidiaries, or Parent, as applicable, which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 4.9 or which relate to the consummation of the transactions contemplated by this Agreement;

       (iv) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would be likely to cause any representation or warranty of it (and, in the case of Parent, of the Purchaser) contained in this Agreement to be untrue or inaccurate; and

        (v) any failure of the Company, Parent or the Purchaser, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder;

PROVIDED, HOWEVER, that the delivery of any notice pursuant to this Section 6.9 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

    SECTION 6.10 OBLIGATIONS OF PURCHASER. Parent will take all action necessary to cause the Purchaser to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

    SECTION 6.11 VOTING OF SHARES. Parent agrees to cause Purchaser (i) to vote all Shares beneficially owned by it in favor of adoption of this Agreement and the Merger at the Stockholders' Meeting, if any such meeting shall be required by the DGCL, and (ii) if no Stockholders' Meeting shall be required by the DGCL, file the certificate of ownership providing for the Merger of Purchaser with and into the Company as soon as permitted under applicable regulatory requirements and law.

                                  ARTICLE VII
                              CONDITIONS PRECEDENT

    SECTION  7.1    CONDITIONS  OF   EACH  PARTY'S  OBLIGATION  TO  EFFECT   THE
MERGER. The respective obligation of each party to effect the Merger is subject to the satisfaction prior to the Closing Date of the following conditions:

        (a) STOCKHOLDER APPROVAL. If required by the DGCL, this Agreement and the Merger shall have been approved and adopted by the affirmative vote or consent of the stockholders of the Company to the extent required by the DGCL and the Certificate of Incorporation of the Company.

        (b) NO INJUNCTIONS OR RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order issued by any
    Governmental Entity of competent jurisdiction nor any statute, rule, regulation or executive order promulgated or enacted by any Governmental Entity, nor other legal restriction, restraint or prohibition, preventing the consummation of the Merger shall be in effect; PROVIDED, HOWEVER, that each of the parties shall have used reasonable efforts to prevent the entry of any such injunction or other order and to appeal as promptly practicable any injunction or other order that may be entered.

        (c)  THE OFFER.  Shares shall have been purchased pursuant to the Offer.

    SECTION 7.2 CONDITIONS TO THE OBLIGATIONS OF THE COMPANY TO EFFECT THE MERGER. The obligation of the Company to effect the Merger is further subject to the satisfaction or waiver at or prior to the Effective Time of the conditions that Parent and the Purchaser shall have performed in all material respects each of their obligations under this Agreement required to be performed by them pursuant to the terms hereof and the representations and warranties of Parent and the Purchaser contained herein shall be true and correct in all material respects.

                                  ARTICLE VIII
                                  TERMINATION

    SECTION 8.1 TERMINATION. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, notwithstanding any requisite approval of this Agreement and the transactions contemplated hereby by the stockholders of the Company:

        (a) by mutual written consent duly authorized by the Boards of Directors of the Company, Parent and the Purchaser;

        (b) by either Parent or the Company if (i) the Cut-Off Date shall not have occurred on or before May 31, 1996; PROVIDED, HOWEVER, that the right to terminate this Agreement under this Section 8.1(b) shall not be available
    (A) to any party whose failure to fulfill any obligation under this Agreement has been the substantial cause of, or resulted in, the failure of the Cut-Off Date to occur on or before such date, or (B) to Parent if it shall fail to designate persons that will constitute a majority of the Board of Directors in accordance with Section 1.3 by May 24, 1996; or (ii) any court of competent jurisdiction or other governmental authority shall have issued an order, decree, ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the acceptance for payment of, or payment for, Shares pursuant to the Offer or the Merger and such order, decree, ruling or other action shall have become final and nonappealable;

        (c) by either Parent or the Company if (i) as a result of an occurrence or circumstance that would result in the failure of any of the conditions set forth in ANNEX I hereto the Offer shall have terminated or expired in accordance with its terms without the Purchaser having accepted for payment any Shares pursuant to the Offer; or (ii) the Purchaser shall not have accepted for payment any Shares pursuant to the Offer within 100 days following the commencement of the

    Offer; PROVIDED, HOWEVER, that the right to terminate this Agreement pursuant to this Section 8.1(c) shall not be available to any party the failure of which (or the failure of the affiliates of which) to perform in any material respect any of its obligations under this Agreement results in the failure of any such condition or if the failure of such condition results from facts or circumstances that constitute a material breach of a representation or warranty under this Agreement by such party;

        (d)  by Parent if prior to the purchase of Shares pursuant to the Offer,
    (A) the Board of Directors of the Company or any committee thereof shall have withdrawn or modified in a manner adverse to the Purchaser or Parent its approval or recommendation of the Offer, this Agreement, the Merger or any other transaction contemplated by this Agreement; (B) the Board of Directors of the Company or any committee thereof shall have recommended to the stockholders of the Company acceptance of a Competing Transaction; (C) the Company shall have entered into any definitive agreement with respect to a Competing Transaction; or (D) the Board of Directors of the Company or any committee thereof shall have resolved to do any of the foregoing; or

        (e) by the Company if (i) the Board of Directors of the Company shall have withdrawn or modified in a manner adverse to the Purchaser or Parent its approval or recommendation of the Offer, this Agreement or the Merger in order to approve the execution by the Company of a definitive agreement providing for the transactions contemplated by a Superior Proposal; or (ii) Parent or the Purchaser shall have breached in any material respect any of their respective representations, warranties, covenants or other agreements contained in this Agreement which breach cannot be or has not been cured 20 days after the giving of written notice to Parent or the Purchaser, as applicable, except, in any case, for such breaches which are not reasonably likely to affect adversely Parent's or the Purchaser's ability to complete the Offer or the Merger.

    SECTION 8.2 EFFECT OF TERMINATION. If this Agreement is terminated pursuant to Section 8.1, this Agreement shall become void and of no effect with no liability on the part of any party hereto, except for fraud and for willful breach of a material obligation contained herein and except that the agreements contained in Sections 6.3, 8.3 and 9.3 shall survive the termination hereof.

    SECTION 8.3  CERTAIN PAYMENTS.  In the event that:

        (i) any person (including, without limitation, the Company or any affiliate thereof), other than Parent or any affiliate of Parent, shall have become the beneficial owner of a majority of the then outstanding Shares and this Agreement shall have been terminated pursuant to Section 8.1;

        (ii) any person shall have commenced, publicly proposed or communicated to the Company a Competing Transaction and (A) the Offer shall have remained open for at least 20 business days, (B) the Minimum Condition shall not have been satisfied, (C) this Agreement shall have been terminated pursuant to
    Section 8.1 and (D) the Company shall have consummated a Competing Transaction with any person other than Parent or any of its affiliates before or within 12 months after the date of such termination; or

       (iii)  this Agreement  is terminated  (A) pursuant  to Section  8.1(d) or
    Section 8.1(e)(i); or (B) pursuant to Section 8.1(c) to the extent that the termination or the failure to accept any Shares for payment, as set forth in
    Section 8.1(c), shall relate to the intentional failure of the Company to perform in any material respect any material covenant or agreement of it contained in this Agreement or the intentional material breach by the Company of any material representation or warranty of it contained in this Agreement;

then, in any such event, the Company shall pay Parent promptly (but in no event later than one business day after the first of such events shall have occurred) a fee of $3,100,000, which amount shall be payable in immediately available funds.

                                   ARTICLE IX
                               GENERAL PROVISIONS

    SECTION 9.1 AMENDMENT. This Agreement may be amended by the parties, by action taken by their respective Boards of Directors, at any time before or after approval of matters presented in connection with the Merger by the stockholders of the Company but, after any such approval, no amendment shall be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

    SECTION 9.2 EXTENSION; WAIVER. At any time prior to the Effective Time, the parties, by action taken by their respective Boards of Directors, may, to the extent legally allowed (i) extend the time for the performance of any of the obligations or other acts of the other parties, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

    SECTION 9.3 NONSURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. All representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall not survive the Merger or termination of this Agreement, as the case may be, except for the agreements contained in Sections 6.5, 6.6 and 6.7 of this Agreement, each of which shall survive the Merger, and the agreements contained in Sections 6.3 and 8.3, each of which shall survive termination of this Agreement.

    SECTION 9.4 ENTIRE AGREEMENT. This Agreement (including the Annexes, Schedules and Exhibits), together with the Confidentiality Agreement, contains the entire agreement between the parties with respect to the subject matter hereof and supersede all prior arrangements and understandings with respect thereto.

    SECTION 9.5 SEVERABILITY. It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any term or other provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

    SECTION 9.6 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally or telecopied to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

        (a) if to Parent or the Purchaser:

           CHO Holdings Inc. or CHO Acquisition Inc.
           Metro Tower, Suite 1170
           950 Tower Lane
           Foster City, California 94404-2121
           Attention: Daniel J. Boverman
           Facsimile: (415) 286-2383

           with copies in each case to:

           Shearman & Sterling
           555 California Street
           San Francisco, California 94104-1522
           Attention: Michael J. Kennedy, Esq.
           Facsimile: (415) 616-1199

        (b) if to the Company:

           Andros Incorporated
           2332 Fourth Street
           Berkeley, CA 94710-2402
           Attention: Chairman of the Board
           Facsimile: (510) 849-5849

           with copies to:

           Cooley Godward Castro Huddleson & Tatum
           One Maritime Plaza
           San Francisco, California 94111-3580
           Attn: Susan Cooper Philpot, Esq.
           Facsimile: (415) 951-3698

           and

           Brobeck, Phleger & Harrison LLP
           One Market
           Spear Street Tower
           San Francisco, California 94105
           Attn: Steven J. Tonsfeldt, Esq.
           Facsimile: (415) 422-1010

All  such notices and other communications shall be deemed to have been received
(i) in the case of personal delivery, on the date of such delivery and (ii) in the case of a telecopy, when the party who receives such telecopy shall have confirmed receipt of the communication. Notices and other communications which are delivered by telecopier shall be followed promptly with a copy of the notice or other communication by registered or certified mail.

    SECTION  9.7  HEADINGS.   The headings  contained in this  Agreement are for
reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

    SECTION 9.8 EXPENSES. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement shall be borne by the party incurring such cost or expense.

    SECTION 9.9 BENEFITS; ASSIGNMENT. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder and, except as provided in Section 1.1(a), shall not be assigned other than by operation of law; PROVIDED, HOWEVER, that the officers and directors of the Company and its Subsidiaries as provided in Section 6.5 are intended beneficiaries of the covenants and agreements contained in such Section.

    SECTION 9.10 SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

    SECTION 9.11 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its principles of conflicts of laws other than principles directing the application of Delaware law.

    SECTION 9.12 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreements and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

    IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                          CHO HOLDINGS INC.

                                          By: /s/ RICHARD PATERSON______________
                                              Title: Chairman and President

                                          CHO ACQUISITION INC.

                                          By: /s/ JEAN-PIERRE L. CONTE__________
                                              Title: Vice President and
                                              Treasurer

                                          ANDROS INCORPORATED

                                          By: /s/ BOB TURNER____________________
                                              Title: Vice President

                                                                         ANNEX I

                            CONDITIONS OF THE OFFER

    DEFINED TERMS. Capitalized terms used in this Annex I and not otherwise defined shall have the meanings attributed thereto in the Agreement and Plan of Merger, dated as of February 14, 1996 (the "Merger Agreement"), by and among CHO Holdings Inc., CHO Acquisition Inc. and Andros Incorporated.

    CONDITIONS OF THE OFFER. Notwithstanding any other term of the Offer, the Purchaser shall not be required to accept for payment or pay for any Shares tendered pursuant to the Offer, and may terminate or amend the Offer and may postpone the acceptance for payment of and payment for Shares tendered, if (i) the Minimum Share Condition shall not have been satisfied, or (ii) any applicable waiting period under the HSR Act shall not have expired or been terminated prior to the expiration of the Offer, (iii) the Purchaser shall not have obtained financing pursuant to, or on terms and conditions no less favorable than those contained in, the Financing Commitments (the "Financing Condition"), or (iv) at any time on or after the date of the Merger Agreement and before the acceptance of such Shares for payment or the payment therefor, any of the following conditions exists:

        (a) a preliminary or permanent injunction or other order by any federal, state or foreign court which prevents the acceptance for payment of, or payment for, some of or all the Shares shall have been issued and shall remain in effect;

        (b) there shall have been instituted or be pending any action or proceeding by any Governmental Entity (i) challenging the acquisition by the Purchaser of Shares or otherwise seeking to restrain, materially delay or prohibit the consummation of the Offer or the Merger or seeking damages that would make the Offer, the Merger or any other transaction contemplated hereby materially more costly to Parent or the Purchaser, (ii) seeking to prohibit or limit materially the ownership or operation by the Purchaser or Parent of all or a material portion of the business or assets of the Company and its Subsidiaries, or to compel the Purchaser or Parent to dispose of or hold separate all or a material portion of the business or assets of the Company and its Subsidiaries or the Purchaser or Parent, as a result of the Offer or the Merger, (iii) seeking to impose or confirm limitations on the ability of Parent or the Purchaser effectively to exercise full rights of ownership of the Shares, including, without limitation, the right to vote the Shares purchased by it on all matters properly presented to the Company's stockholders, including, without limitation, the approval and adoption of the Merger Agreement and the transactions contemplated hereby, or (iv) seeking to require divestiture by Parent, the Purchaser or any other affiliate of Parent of any Shares;

        (c) there shall have been any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Offer, the Merger or any other transaction contemplated hereby, Parent, the Company or any affiliate of Parent or the Company by any Governmental Entity, except for the waiting period provisions of the HSR Act, which is reasonably likely to result, directly or indirectly, in any of the consequences referred to in clauses (i) through (iv) of paragraph (b) above;

        (d) any change or effect that, individually or in the aggregate, is or is reasonably likely to constitute a Material Adverse Effect shall have occurred following the date of the Merger Agreement;

        (e) the Company shall have breached or failed to perform in any material respect any of its obligations, covenants or agreements under the Merger Agreement;

        (f) any representation or warranty of the Company in the Merger Agreement that is qualified as to materiality shall not be true and correct or any such representation or warranty that is not so qualified shall not be true and correct in any material respect, in each case when made and at and as of such time as if made at and as of such time;

        (g) there shall have occurred (i) any general suspension of, or limitation on prices for, trading in securities on the Nasdaq National Market; (ii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or Canada; (iii) a commencement of a war or armed hostilities or other national or international calamity directly or indirectly involving the United States or Canada which has or is reasonably likely to have a Material Adverse Effect;
    (iv) any extraordinary material adverse change in the financial markets in the United States which has or is reasonably likely to have a Material Adverse Effect; or (v) in the case of any of the foregoing existing on the date hereof, a material acceleration or worsening thereof;

        (h) (i) it shall have been publicly disclosed or the Purchaser shall have otherwise learned that beneficial ownership (determined for the purposes of this paragraph as set forth in Rule 13d-3 promulgated under the Exchange Act) of a majority of the then outstanding Shares have been acquired by any person other than Parent or any of its affiliates or (ii)(A) the Board of Directors of the Company or any committee thereof shall have withdrawn or modified in a manner adverse to Parent or the Purchaser the approval or recommendation of the Offer, the Merger or the Merger Agreement, or approved or recommended any Competing Transaction or any other acquisition of Shares other than the Offer and the Merger or (B) the Board of Directors of the Company or any committee thereof shall have resolved to do any of the foregoing; or

        (i) the Merger Agreement shall have been terminated in accordance with its terms.

    The foregoing conditions are for the sole benefit of the Purchaser and Parent. The foregoing rights of the Purchaser shall be available regardless of the circumstances giving rise to any such conditions (including any action or omission to act of the Purchaser) and, subject to Section 1.1(a) of the Merger Agreement, may be waived by Purchaser or Parent in whole or in part at any time and from time to time in their sole discretion. Any determination by the Purchaser will be final and binding upon all parties including tendering stockholders.

    The failure by the Purchaser or Parent at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right; the waiver of any such right with respect to particular facts and other circumstances shall not be deemed a waiver with respect to any other facts and circumstances; and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

                                       2